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                                    EXHIBIT 2


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                                  NO. 95-016749

KINGWOOD LAKES SOUTH, L.P.           )      IN THE DISTRICT COURT OF
                                     )
VS.                                  )      HARRIS COUNTY, TEXAS
                                     )
GERALD MURPHY AND                    )
DOUGLAS MURPHY                       )      215TH JUDICIAL DISTRICT


                           AGREED TEMPORARY INJUNCTION

     On the below stated date came GERALD MURPHY, DOUGLAS MURPHY, MICHAEL TENZER, TENZER COMPANY, INC. and KINGWOOD LAKES SOUTH, L.P., parties to the above cause, and agreed to the following temporary injunction pending final judgment in this case, pursuant to agreement ("Agreement") as provided by Rule 11, T.R.C.P., originally filed in Cause No. 95G0912, District Court of Brazoria County, Texas, which cause was agreed to be transferred and consolidated herein; and, therefore,

     It is ORDERED, ADJUDGED, and DECREED by the Court that MICHAEL TENZER, TENZER COMPANY, INC., and KINGWOOD LAKES SOUTH, L.P., and their partners, officers, agents, servants, employees, and attorneys, and those persons in active concert or participation with any of them who receive actual notice of the Temporary Injunction, and each and every one of them, from either directly or indirectly, jointly or severally, singularly or in concert, BE ENJOINED as follows:

     That MICHAEL TENZER, TENZER COMPANY, INC. and KINGWOOD LAKES SOUTH, L.P. ("Enjoined Parties") be restrained from undertaking any act to foreclose upon the certificates of shares in ERLY INDUSTRIES, INC., or from undertaking any act to exercise any claimed rights in said certificates, or to convey or transfer any interest in the shares of ERLY INDUSTRIES, INC., pending further order of this Court; and

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     Attached is a list of the certificates of stock in ERLY INDUSTRIES,
INC., to which this injunction applies.

     This Order is without prejudice to the Enjoined Parties from seeking dissolution or modification of this Order after the expiration of 120 days from the date of the Agreement, April 17, 1995, and without prejudice to the other terms and provisions of the Agreement.

     It is further ORDERED, ADJUDGED and DECREED by the Court that the trial on the merits by heard at 9:00 o'clock a.m., on the 11th day of September 1995, in the 215th Judicial District Court of Harris County, Texas.

     It is further ORDERED, ADJUDGED and DECREED by the Court that, pursuant to the Agreement, none of the parties will be permitted to postpone the above trial date by vacation notices pursuant to local rules of the District Courts of Harris County or by legislative continuance pursuant to Rule 255, T.R.C.P. and Section 80.009, Texas Civil Practice and Remedies Code; subject to Agreement provisions of no trial during the last week in May, 1995, nor the first week in June, 1995.

     SIGNED this 9th day of May, 1995 at 10:50 o'clock a.m.

                                       /S/
                                   ---------------------------------
                                   JUDGE PRESIDING


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APPROVED:

KNIPPA & KRAL


By:     /s/
   ------------------------------
      LARRY D. KNIPPA
      Texas Bar Number 11614000
      1221 McKinney, Suite 1050
      Houston, Texas 77010-2004
      Telephone:  713/739-1050
      Telecopier: 713/739-1056

FUQUA & KEIM
R. Kenneth Keim
Texas Bar Number 11184000
515 Post Oak Blvd., Suite 850
Houston, Texas  77027
Telephone:   713/960-0277
Telecopier:  713/960-1064

ATTORNEYS FOR PLAINTIFFS

DOW, COGBURN & FRIEDMAN, P.C.


By:    /s/
   ------------------------------
      EDMUND L. COGBURN
      Texas Bar Number 04501000
      9 Greenway Plaza, Suite 2900
      Houston, Texas  77046
      Telephone:   713/626-5800
      Telecopier:  713/940-6099

ATTORNEYS FOR DEFENDANTS


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Description of the Shares:

Date of                  Number of                Certificate
Issue                    Shares                   Number
- -------                  ---------                -----------
06/20/77                 11,984                   LU8348
05/30/80                    508                   SL4689
06/27/80                 14,693                   SL4763
08/21/80                    500                   SL5075
02/10/84                    500                   SL09435
10/08/84                 12,500                   SL09758
09/05/86                 53,457                   SL11396
09/05/86                  3,776                   SL11399
09/24/87                 62,081                   SL13865
09/24/87                  4,153                   SL13868
02/03/88                    380                   SL15019
01/26/89                 25,000                   SL16275
01/26/89                 21,977                   SL16276
12/20/89                 41,636                   SL17840
12/20/89                 40,003                   SL17841
03/31/90                  6,000                   SL17993
10/26/90                  5,300                   SL19227
10/26/90                  5,380                   SL19229
10/26/90                 10,000                   SL19230
11/15/90                 13,532                   SL19276